UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011 (July 11, 2011)

NIVS IntelliMedia Technology Group, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34262	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park No. 29-31, Shuikou Road, Huizhou, Guangdong, People’s Republic of China 516006
 (Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(+852) 2511-0238

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On June 12, 2011, the special committee of the Board of Directors of NIVS IntelliMedia Technology Group, Inc. (the “Company”), established on March 28, 2011 to investigate certain allegations of the Company’s former independent auditors (the “Special Committee”), made certain interim remedial recommendations to the Company, including: the suspension of two employees; the engagement of an outside accounting firm to perform the Company’s accounting functions; and the consolidation of the Company’s cash in fewer bank accounts, and on June 15, 2011, the Board of Directors formally approved the Special Committee’s recommendations.

On July 11, 2011, each of Messrs. Charles Mo and Robert Wasielewski resigned as a Director of the Company, effective immediately.  In his resignation letter, Mr. Wasielewski’s cited as a reason for his resignation, the Company’s delay in implementing the Special Committee’s recommendations.  Mr. Wasielewski’s resignation also noted that concurrent with his resignation, the Special Committee’s legal counsel, Sidley Austin LLP, and its accounting advisors, Deloitte Financial Advisory Services LLP, have terminated their engagements with the Special Committee.

The Company is in the process of engaging an outside consulting firm and consolidating the Company’s bank accounts.

Appointment of Directors

On July 12, 2011, the Board of Directors appointed Ms. Meng-ju Wang and Mr. Zhong Ning as Directors of the Company, and as members of the Special Committee, effective immediately.  In doing so, the Board of Directors determined that each of Ms. Wang and Mr. Ning is “independent” as that term is defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

Ms. Wang, age 36, was appointed to serve as the Company’s Director on July 14, 2011, and has served, since November 2009, as an IPO Project Manager for Taifook Investment Consultancy Co. Ltd., a securities investment consultancy company. Prior to that, Ms. Wang served, from May 2008 to  November 2009, as a Financial Manager for Data Fault Tolerance System CO., LTD., a high-end storage system provider company, and from November 2004 to May 2008 as a Financial Manager for ITT Company, the world's largest connectors manufacturer. Ms. Wang holds a Bachelor’s Degree in Finance from Liaoning University with extensive experience on U.S. GAAP reporting.

Mr. Ning, age 47, was appointed to serve as the Company’s Director on July 14, 2011, and has served, since 2006, as a professor in the Department of Management Science at the Fudan University School of Management. Prior to that, Mr. Zhong served from September, 1998 to December, 2001, in various executive capacities, including as general manager of the auditing and supervision department of Wuhan East Lake High Technology Group Co., Ltd., and as president of the joint-venture company, Wuhan Jianmin Depeng Pharmaceutical Co., Ltd.  Mr. Ning currently serves as a council member of the Research Institute of China Development and Economy and as a member of the International Systematic Dynamics Institute.  He also serves as an independent director of Anhui Quanyin Gaoke Seed Industry Co., Ltd. and is the chief counselor and chief strategic scientist of Guang Zhou Lighton Electronic Technology Co., Ltd. Mr. Ning holds a Doctorate in Economics from Wuhan University, and a post-Doctorate in management science and engineering from Fudan University.

Neither of Ms. Wang or Mr. Ning is related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

The Board of Directors also appointed existing independent director, Mr. Minghui Zhang, to serve as a member of the Special Committee. The Special Committee intends to engage new counsel and forensic auditors to continue its work.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS INTELLIMEDIA TECHNOLOGY GROUP, INC.

Dated: July 14, 2011	By:	/s/ Tianfu Li
	Name:	Tianfu Li
	Title:	Chief Executive Officer